As filed with the Securities and Exchange Commission on April 24, 2013	Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	22-3537895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

(Address of principal executive office with zip code)

PEAPACK-GLADSTONE FINANCIAL CORPORATION 2012 LONG-TERM STOCK INCENTIVE PLAN,

as Amended

(Full title of the Plan)

Jeffrey J. Carfora, Chief Financial Officer

500 Hills Drive, Suite 300

Bedminster, New Jersey 07291

(908) 234-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______

Copies to:

Michael T. Rave, Esq.

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054

(973) 966-8123

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	200,000 shares	$14.06	$2,812,000	$383.56

__________________________

(1)	The Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan, as amended (the “plan”), currently authorizes the issuance of 400,000 shares of our common stock, no par value (including the shares registered by this registration statement) (the “Common Stock”). We have previously registered 200,000 shares of Common Stock for issuance under the plan. This Registration Statement is registering the additional 200,000 shares of Common Stock issuable under the Plan, as recently approved by our shareholders. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock as reported on NASDAQ on April 22, 2013.
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan, as amended, currently authorizes the issuance of an aggregate of 400,000 shares of Common Stock. The Registrant has previously registered 200,000 shares of Common Stock issuable under the plan pursuant to a Registration Statement on Form S-8 (No. 333-181041) filed with the Commission on April 30, 2012 (the “Prior Registration Statement”). Under this Registration Statement, the Registrant is registering an additional 200,000 shares of Common Stock issuable under the plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Company’s Common Stock offered hereby have been passed upon by Day Pitney LLP, counsel to the Company. Partners and other attorneys involved in the preparation of the Registration Statement in the law firm of Day Pitney LLP do not beneficially own any shares of the Company as of April 24, 2013.

ITEM 8.	Exhibits

5.1	Opinion of Day Pitney LLP
23.1	Consent of Crowe Horwath LLP
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 18th day of April, 2013.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Douglas L. Kennedy
Douglas L. Kennedy
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas L. Kennedy and Jeffrey J. Carfora, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 2013:

Signature	Title	Date

/s/ Douglas L. Kennedy	Chief Executive Officer and Director	April 18, 2013
Douglas L. Kennedy
/s/ Jeffrey J. Carfora	Executive Vice President and Chief Financial Officer	April 18, 2013
Jeffrey J. Carfora	(Principal Financial Officer and Principal Accounting Officer)
/s/ Frank A. Kissel	Chairman of the Board	April 18, 2013
Frank A. Kissel
/s/ Finn M.W. Caspersen, Jr.	Director, Senior Executive Vice President, Chief Operating	April 18, 2013
Finn M.W. Caspersen, Jr.	Officer and General Counsel
/s/ Anthony J. Consi, II	Director	April 18, 2013
Anthony J. Consi, II
/s/ Edward A. Gramigna, Jr.	Director	April 18, 2013
Edward A. Gramigna, Jr.
/s/ John D. Kissel	Director	April 18, 2013
John D. Kissel
/s/ James R. Lamb	Director	April 18, 2013
James R. Lamb
/s/ Edward A. Merton	Director	April 18, 2013
Edward A. Merton
/s/ F. Duffield Meyercord	Director	April 18, 2013
F. Duffield Meyercord
/s/ John R. Mulcahy	Director	April 18, 2013
John R. Mulcahy
/s/ Philip W. Smith III	Director	April 18, 2013
Philip W. Smith III
/s/ Craig C. Spengeman	Director, President of PGB Trust and Investments	April 18, 2013
Craig C. Spengeman
/s/ Beth Welsh	Director	April 18, 2013
Beth Welsh

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EXHIBIT INDEX

5.1	Opinion of Day Pitney LLP
23.1	Consent of Crowe Horwath LLP
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)

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